Exhibit 10.1

INDEMNIFICATION AGREEMENT

     THIS INDEMNIFICATION AGREEMENT (“Agreement”) is entered into as of June 1, 2004 (the “Effective Date”), among Activant Solutions Holdings Inc., a Delaware corporation formerly known as Cooperative Computing Holdings Company, Inc. (“ASHI”), Activant Solutions Inc., a Delaware corporation formerly known as Cooperative Computing, Inc. (“ASI” and, together with ASHI, the “Indemnitors”), and Pervez Qureshi (“Indemnitee”).

RECITALS

     A. Highly competent and experienced persons are becoming more reluctant to serve corporations as directors, executive officers or in other capacities unless they are provided with adequate protection through insurance and adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation.

     B. The Board of Directors of each of the Indemnitors has determined that the inability to attract and retain such persons would be detrimental to the best interests of the Indemnitors and their respective subsidiaries (collective, the “Company”).

     C. The Board has also determined that it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

          In consideration of the foregoing and the mutual covenants herein contained, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

INDEMNIFICATION

     Section 1.1 General. The Indemnitors shall indemnify, and advance expenses to, Indemnitee, to the fullest extent provided in their respective Certificates of Incorporation, as the same is in effect on the date hereof and, subject to Section 1.2, as the same may be amended or modified from time to time.

     Section 1.2 Non-Exclusivity. The rights of Indemnitee to receive indemnification and advancement of expenses under this agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Bylaws of either ASHI or ASI, or any other agreement, vote of stockholders or a resolution of directors, or otherwise. Except as required by law, neither Indemnitor shall, without the prior written consent of Indemnitee, adopt any amendment to their respective Certificates of Incorporation which would have the effect of adversely affecting Indemnitee’s rights to indemnification set forth herein.

     Section 1.3 Duration of Agreement. This Agreement shall continue for so long as Indemnitee serves as a director or officer of the Company or, at the request of the Company, as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and thereafter shall survive until and terminate upon the latest to occur of (a) the expiration of six (6) years after the latest date that Indemnitee shall have ceased to serve in any such capacity; (b) the final termination of all pending proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder; or (c) the expiration of all statutes of limitation applicable to possible claims arising out of Indemnitee’s status as an officer or director of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such Indemnitee is or was serving at the request of the Company.

     Section 1.4 Notice by Each Party. Indemnitee shall promptly notify the Indemnitors in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document or communication relating to any claim which Indemnitee may be entitled to indemnification or advancement of expenses hereunder; provided, however, that any failure of Indemnitee to so notify the Indemnitors shall not adversely affect Indemnitee’s rights under this Agreement except to the extent the Company shall have been materially prejudiced as a direct result of such failure.

ARTICLE II

MISCELLANEOUS

     Section 2.1 Enforcement. The Indemnitors agree that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court or arbitration in which a proceeding by Indemnitee for enforcement of his rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of any Indemnitor to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy he may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Indemnitors of their respective obligations under this Agreement.

     Section 2.2 Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators, legal representatives. In the event any Indemnitor or any of their respective successors or assigns (a) consolidates or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (b) transfers all or substantially all of its properties and assets to any person, then in each such case, proper provision shall be made so that the successors and assigns of the applicable Indemnitor shall assume the obligations set forth herein; provided, however, that in the event ASI engages in a transaction of the type described in clauses (a) or (b) of this sentence pursuant to which ASHI is not acquired in such transaction, then ASHI shall be released from its obligations hereunder effective upon the assumption of the obligations set forth herein by ASI’s successors and assigns pursuant to this sentence.

     Section 2.3 Amendment. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of the parties hereto.

     Section 2.4 Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.;

     Section 2.5 Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous or oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

     Section 2.6 Severability. If any provision of this Agreement (including any provision within a single section, paragraph or sentence) or the application of such provision to any person or circumstance, shall be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement or affect the application of such provision to other persons or circumstances, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent, or if such modification is not possible, by substituting therefore another provision that is valid, legal and enforceable and that achieves the same objective. Any such finding of invalidity or enforceability shall not prevent the enforcement of such provision in any other jurisdiction to the maximum extent permitted by applicable law.

     Section 2.7 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter’s confirmation of a receipt of a facsimile transmission, (b) confirmed delivery of a standard overnight courier or when delivered by hand or (c) the expiration of five business days after the date mailed by certified or registered mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):

If to any Indemnitor, to:

c/o Activant Solutions Inc.
804 Las Cimas Parkway, Suite 200
Austin, Texas 78746
Attention: General Counsel
Facsimile: (512) 278-5138

If to Indemnitee, to the address indicated on the signature page hereof.

Section 2.8 Certain Construction Rules.

               The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, unless otherwise provided to the contrary, (i) all references to days shall be deemed references to calendar days and (ii) any reference to a “Section” or “Article” shall be deemed to refer to a section or article of this Agreement. The words “hereof,” “herein,” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed with the words “without limitation.” Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     Section 2.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

     Section 2.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parities are not signatories to the original or the same counterpart.

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          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

ACTIVANT SOLUTIONS HOLDING COMPANY INC.
By:	/s/ RICHARD REW, II
	Name:	Richard Rew, II
	Title:	General Counsel & Secretary

ACTIVANT SOLUTIONS INC.
By:	/s/ RICHARD REW, II
	Name:	Richard W. Rew, II
	Title:	General Counsel & Secretary

INDEMNITEE:

By: /s/ PERVEZ QURESHI

Name: Pervez Qureshi

Address:
1584 Cielo Court
Livermore, CA 94530

Fax No.: _______________________________________________________